UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Bruker Corporation  (the “Company”) with the U.S. Securities and Exchange Commission on May 12, 2011 (“Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision as to how frequently it will conduct future stockholder advisory votes regarding compensation of its named executive officers.  No other changes have been made to the Original Filing.

Item 5.07(d)          Submission of Matters to a Vote of Security Holders

At the Company’s 2011 Annual Meeting of Stockholders held on May 12, 2011, the Company’s stockholders voted on, among other matters, a proposal on the frequency of future stockholder advisory votes regarding the compensation of the Company’s named executive officers.  As previously reported by the Company, the frequency of once every three years received the highest number of votes cast, as well as a majority of the votes cast on the proposal.  Consistent with these results and the Company’s recommendation, the Company will conduct future stockholder advisory votes regarding compensation of its named executive officers on a triennial basis until the next required stockholder advisory vote with respect to the frequency of future stockholder advisory votes regarding executive officer compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: September 15, 2011	By:	/s/ William J. Knight
William J. Knight
Chief Financial Officer and Interim
Chief Operating Officer